December 22, 2015

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of GMCI Corp.  pertaining to our firm included under Item 4.01 of Form 8-K dated December  21, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue
Suite 300
Edina, Minnesota  55436
630.277.2330